Exhibit 10.9
Glacial Energy Agent Agreement

This Agent Agreement ("Agreement") is entered into this 22nd day of February 2010 by and between Glacial Energy of New Jersey Inc. ("Glacial Energy") an Energy Edge ("Agent"). Glacial Energy and Agent are sometimes referred to herein in the singular as "Party" and collectively as "Parties".

WHEREAS, Glacial Energy is a seller of energy [known as an "Electricity Supplier") that is permitted lawfully to sell and schedule delivery, or cause delivery to be scheduled, of energy to electric customers located in the State of Connecticut, Delaware, Illinois. Massachusetts, Maryland, Maine, Michigan. New Hampshire, New Jersey, Mew York, Pennsylvania, Rhode Island, Texas and the District of Columbia

WHEREAS Agent has been retained by certain entities or aggregated groups of entities ("Customers" or individually a ("Customer")) and may be retained by additional customers in the future lo represent them in negotiating with an ES for the purpose of procuring electric power and may be authorized to negotiate Glacial Energy Customer Sales Agreements ("Customer Contracts"} and lo administer these Customer Contracts after they are executed;

NOW. THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.           Agent's Responsibilities. Agent shall submit all reasonable and pertinent information required by Glacial Energy to provide services to Customers under their Customer Contracts including but not limited to billing data, credit information, IDR data and consumption data, Agent shall also coordinate and arrange on behalf of its Customers for the final execution with Glacial Energy of all Customer Contracts to which Customers are parties to and maintain copies of these Customer Contracts in its files. Agent shall work diligently on behalf of Customers to successfully resolve with Glacial Energy, as efficiently as possible, any disputes an sing under Client's Customer Contracts and any issues that may arise as part of the customer support process. Agent will make all reasonable efforts to maintain the confidentiality of any information it receives from Glacial Energy pertaining to pricing, products and the activities of Glacial Energy except to the extent disclosure of such information to Customers or staff is required to negotiate and execute Customer Contracts on behalf of Customers.

a)
Agent agrees that for a period of twelve (12) months immediately following the termination of this relationship with Glacial Energy for any reason, whether with or without cause, Agent shall not either directly or indirectly solicit, induce, recruit or encourage any of Glacial Energy's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of Glacial Energy, either for itself or for any other person or entity.

b)
Agent agrees that for a period of twelve (12) months immediately following the termination of this relationship with Glacial Energy for any reason, whether with or without cause, Agent shall not either directly or indirectly solicit, any of Glacial Energy's current customers to leave Glacial, either for itself or for the benefit of any other person or entity.

c)
Agent acknowledges that any breach of his obligations under this Agreement may result in irreparable injury for which Glacial Energy shall  have no adequate remedy at law. Accordingly, if Agent breaches or threatens to breach any of Agent's obligations under this Agreement, Glacial Energy shall be entitled, without proving or showing any actual damage sustained, to a temporary restraining order, preliminary injunction, permanent injunction and/or order compelling specific performance to prevent or cease the breach of Agent's obligations under this Agreement. Nothing in this Agreement shall be interpreted as prohibiting Glacial Energy from obtaining any other remedies otherwise available to it for such breach or threatened breach, including the recovery of damages.

2.           Glacial Energy's Responsibilities. Glacial Energy will remit all Fees lo Agent in compliance with the terms of this Agreement and "Attachment A" attached hereto. Glacial Energy may evaluate the credit wort hi ness of each Customer who wishes to purchase electricity from Glacial Energy. Glacial Energy may at its sole option refuse to enter into a Customer Agreement with any or all Customers proposed by Agent even after the execution of a Customer Addition Addendum.

3.           Customer Addition Addendums. When Agent and Glacial Energy wish lo add Customers to this Agreement, the Parties shall fill out the Customer Addition Addendum to the Glacial Energy Agent Agreement, the form of which is attached hereto as "Attachment B".

4.           Term. The term of this Agreement shall be one (1) year, provided Dial any Customer Contract signed under this agreement shall be subject to the terms of this agreement until the expiration of that contract. Following the expiration of the Customer Agreement with Glacial Energy, if Customer re-signs with Glacial Energy, then the Agent shall receive compensation for the new Customer contract in accordance with the terms of whatever agreement is in place between Agent and Glacial Energy at the lime of Customers execution of the new contract. In the event that no agreement exists between Agent and Glacial Energy at the time Customer re-signs, Agent shall receive compensation in accordance with the terms of this agreement including "Attachment A" and "Addendum B". Agent will continue to receive compensation for the life of the relationship with Customer. The only exemption to Glacial Energy's payment obligation is if Agent has been terminated for cause due to material breach of this agreement (see Item 6. Termination). Glacial Energy's failure to extend this one year agreement upon its completion will not relieve any Agent fee obligations arising from renewals executed after this contract expires.

5.           Compensation. Glacial Energy shall remit all Fees to Agent as set forth in the Customer Addition Addendum, "Attachment B" to Glacial Energy Agent Agreement as each agreement is adopted and signed by the parties for each new customer. No fees will be remitted on past due accounts until the account is current and has cured any past due amounts. If a Customer becomes past due and is terminated for non-payment and is assigned to the Collections or Legal Department, all Agent commissions will be discontinued.

6.           Termination. This Agreement may be terminated by either Party at its sole option if the other Party fails to perform any material duty, obligation, covenant and agreement and such default continues longer than ten (10) days from the time Ihe Defaulting Party is notified in writing by the Non- Defaulting Party of the default. In addition, either Party shall nave the right to terminals (his Agreement, without liability to the other, in the event of judicial, regulatory or legislative change rendering general performance of this Agreement impossible, or illegal. If Glacial Energy terminates this Agreement, Glacial Energy will continue to pay Agent any Fees it is entitled to as long as any Customer Agreement of any of Customers is still in effect,

7.           Relationship of the Parties. The Parties' relationship to each other in the performance of this Agreement Is that of independent contractor, Nothing in this Agreement is intended to imply a joint venture, partnership, association principal-Agent, employer-employee, fiduciary or employer-employee relationship between Glacial Energy and Agent. Neither Party to this Agreement will have any right to obligate or bind the other in any manner whatsoever nor represent lo third parties thai it has any right to enter into any binding obligations on the other's behalf.

8.           Notices. All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally, sent by registered mail, or overnight delivery to Agent at the following address:

Addressed to Agent at:
1200 Route 22 East
Suite 200
Bridgewater, NJ 08807
Addressed to Glacial Energy at:

Glacial Energy V.I.
5060 Forts Straede
SL Thomas, V.I. 00802
Attn; Retail Contract Management

Either Party providing written notice in compliance with this section may change the above addresses, from lime to time.

9.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to any conflicts of law principles that might otherwise be applicable.

10.           Agreement Binding. This Agreement shall be binding upon the Parties herelo and shall not be assigned to any third party without Ihe prior written consent of the other Party. Such consent shall not be unreasonably withheld.

11.           Amendment. This Agreement may be amended only by written agreement of the Parties hereto,

12.           Confidentiality. If either Party provides confidential information to the other in writing which is identified as such, Ihe receiving Party shall, to the extent authonzed by law, protect the confidential information from disclosure to Ihird parties with the same degree of care afforded its own confidential and proprietary information. Meither Party shall, however, be required to hold confidential any information which becomes publicly available other than through the recipient, who is required to be disclosed by a governmental or judicial order or by statute, is independently developed by the receiving Party or which becomes available to the receiving Party without known restrictions from a third party. Neither Glacial Energy nor Agent may use confidential information to directly market to Customers.

(a)            Glacial Energy Information. Agent agrees at all times during Ihe term of his engagement by Glacial Energy and thereafter, to hold in strides confidence, and not to use, except for the benefit of Glacial Energy, or to disclose to any person, firm or corporation except for the benefit of Glacial Energy and with written aulhorization of an authorized officer of Glacial Energy, any Confidential Information of Glacial Energy. Agent understands that "Confidential Information' means any Glacial Energy proprietary information, financial data, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to. customers of Glacial Energy on whom Agent called or with whom Agent became acquainted during the term of his Agent status by Glacial Energy), markets, software, development, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to the Agent by Glacial Energy either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

(b)            Company Information. Agent agrees thai it will not, during his engagement with Glacial Energy, improperly use or disclose any proprietary information or trade secrets of any former or concurrent client of the Agent or of other person or entity and that Agent will not bring onto the premises of Glacial Energy any unpublished document or proprietary information belonging to any such client, person or entity unless consented to in writing by such dient, person or entity.

(c)            Third Party Information. Agent recognizes that Glacial Energy has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Glacial Energy's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Agent agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose il to any person, firm or corporation or lo use it except as necessary in carrying oul his work for Glacial Energy consistent with Glacial Energy's agreement with such third party.

13.           Waiver. A waiver oy either Party of any breach of this Agreement, or the failure of either Party to enforce any rights under (his Agreement, will not in any way affect, limit, or waive that Party's right to enforce and compel strict compliance with other terms or provisions of this Agreement or to pursue any claim for non-performance or breach of a like kind or of another nature.

14.           Damages for Breach. UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, ANY LIABILITY UNDER THIS AGREEMENT WITH RESPECT TO EITHER PARTY WILL BE LIMITED TO DIRECT ACTUAL DAMAGES AS THE SOLE AND EXCLUSIVE REMEDY. AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL PUNITIVE. EXEMPLARY OR INDIRECT DAMAGES, INCLUDING LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES. WHETHER IN TORT OR CONTRACT. UNDER ANY INDEMNITY PROVISIONS OR OTH RWISE IN CONNECTION WITH THIS AGREEMENT. THE LIMITATIONS IMPOSED ON REMEDIES AND DAMAGE MEASUREMENT WILL BE WITHOUT REGARD TO CAUSE, INCLUDING NEGLIGENCE OF ANY PARTY, WHETHER SOLE, JOINT. CONCURRENT, ACTIVE OR PASSIVE. PROVIDED NO SUCH LIMITATION SHALL APPLY TO DAMAGES RESULTING FROM THE WILLFUL MISCONDUCT OF ANY PARTY.

15.           Representations and Warranties. Each of the Parties represents thai the information supplied is true and correct; \l is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the legal right, power and authority to conduct its business and execute and perform its obligations hereurtder; it is financially able to continue its business activities in the manner currently being conducted and is not aware of any situation which would alter such financial ability or its ability to perform its obligations; this Agreement constitutes a legal, valid and binding act and obligation of it, enforceable in accordance with iis terms, subjecl to bankruptcy, insolvency and other laws affecting creditor's rights generally; and its has all necessary licenses, permits and registrations required to perform its obligations under this Agreement.

16.           Entire Agreement. This Agreement, including all exhibits attached hereto and incorporated herein by reference, contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them with respect to the subject matter of this Agreement.

17.           General Provisions.

(a)           Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect,

(b)           Successors and Assigns. This Agreement will be binding upon Agent's heirs, executors, administrators and other legal representatives and will be for the benefit of Glacial Energy, its successors, and its assigns.

18.           Acknowledgements by Agent. The Agent acknowledges and agrees to each of the following items:

(a)           It is executing this Agreement voluntarily and without any duress or undue influence by Glacial Energy or anyone else; and

(b)           It has carefully read this Agreement. Agent has asked any questions needed for it to understand the terms, consequences and binding effect of this Agreement and fully understand them, including lhat Agent is waiving his right to a jury trial by signing below; and

(c)           It sought the advice of an attorney of his choice If Agent wanted to before signing this Agreement,

Accepted and Agreed	Accepted and Agreed
For Glacial Energy of New Jersey, Inc.	For Agent:

Regional Director	/s/ Robert Holdsworth
Robert Holdsworth, President

Attachment A to Agent Agreement

PAYMENT TERMS

AMOUNT: The amount to be paid by Glacial Energy to Agent shall be determined by applying the following calculation to the Agent Fee Rate provided for in Attachment 8, the Customer Addition Addendum.

CALCULATION OF FEE: Agent Fee Rate multiplied by the number of kWhs reflected in Customer's [Benchmark Quantities / Historical consumption / Estimated usage] for switched accounts only, which [Benchmark Quantities] are set forth in the Glacial Energy Customer Agreement between Glacial Energy and Customer; provided that Glacial Energy reserves the right, at its sole option, to calculate the current Fee (or to adjust the current Fee based upon a reconciliation with a previous Fee payment) using the number of kWhs actually consumed, billed to and/or the amount actually collected from, Customers during a payment period; and provided further that Glacial Energy reserves the right to withhold payment of the final Agent's Fee until all consumption data has been received from the Utility.

PAYMENT SCHEDULE: Commissions are paid only on accounts that are current and not past due. Commission payments are subject to meter read, start dates , payment terms, billing cycles and receipt of payment, therefore, it may take 120 - 150 days to receive commission payments after enrollment of a customer.

Attachment B to Agent Agreement

CUSTOMER ADDITION ADDENDUM TO GLACIAL ENERGY AGENT AGREEMENT

THIS ADDENDUM TO THE GLACIAL ENERGY AGENT AGREEMENT ("Addendum') is entered into this  22 day of  February 2010 by and between Glacial Energy of New Jersey, Inc. ("Glacial    Energy") and Energy Edge Technologies Corp. ("Agent"). Glacial Energy and Agent entered into a Glacial Energy Agent Agreement (“Agreement”) dated 02-22-10. This Addendum sets forth the Parties' mutual agreement to amend the Agreement as follows:

Agent Fee Rate $0.001 per kWh sold and paid for by customer in full.

Agreed EFT Rate:	Full (100%) Agreed upon Commission Rate
Agreed Wire Rate:	Half (50%) ofAgreead Commission rate
Agreed Credit Card Rate	Half (50%) of Agreed Commission rate
Agreed Check Rate	One Third (33%) of Agreed Commission rate

Agent represents that it has validly and legally obtained from Customer all required consents and permissions allowing Agent to represent Customer in the process of procuring electric energy, including the right to request and provide Customer usage history and to empower Glacial Energy to request such information. Agent understands that Glacial Energy will require Customer's signature on the execution copies of the Glacial Energy Customer Agreement and all related documents.

Except as specifically amended herein, the terms and conditions of the Agreement shall remain in full force and effect as written.

IN WITNESS WHEREOF, the Parties, by their respective duly authorized representatives, have executed this Addendum as of the Addendum Date.

Accepted and Agreed	Accepted and Agreed
For Glacial Energy of New Jersey, Inc.	For Agent:

Regional Director	/s/ Robert Holdsworth
Robert Holdsworth, President

Agent Contact

AGENT'S NAME: Energy Edge Technology Corp.
(must match W-9 & Agreement)

Agent's Taxpayer Identification #:   52-2439239 (must match W-9 Part 1)

Agent's Address:  1200 Route 22 East, Suite 2000
City, State, Zip: Bridgewater, NJ 08807
Agent's contact Phone #: 888-729-5722
Agent's cell Phone #: 908-500-1643
Agent's Fax #: 866-302-2255
Agent's Email Address: rholdsworth@energet.com
Bank Institution: Bank of America
Account#: 009421402578
Routing #: 02120033a
Agent Supervisor (Glacial Rep): _______________
Which State(s) will be marketing in: ____________
Check that you included:
✓W-9
✓Agreement + Attachments A & B
✓This cover page

Form W-9	Request for Taxpayer	Give form to the
(Rev November 2005)	Identification Number and Certification	requestor. Do not
Department of the Treasury Internal Revenue Service		send to the IRS.

Name (as shown on your income tax return)
Energy Edge Technologies Corp.

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor     ☑  Corporation     ☐  Partnership     ☐   Other »                           ☐   Exempt from backup witholding

Address (number, street, and apt. or suite no.)                                                          Requestor's name and address (optional)
1200 Route 22 East, Suite 2000

City, state, and ZIP code
Bridgewater NJ 08807

List account number(s) here (optional)

Part I     Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.  the TIN provided must match the name given on Line 1 to avoid backup witholding.  For individuals, this is your social security number (SSN).  However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3.  For other entities, it is your employer identification number (EIN).  If you do not have a number, see How to get a TIN on page 3.

Note.  If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.
Social security number _ _ _ - _ _ - _ _ _ _ or Employer identification number 52-2439239

Part II     Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waitin gfor a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  For real estate transactions, item 2 does not apply.  For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.  (See the instructions on page 4.)

Sign   ¦ Signature or
Here      U.S. person »  /s/  Robert Holdsworth                                                                                 Date »  2-22-10

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person.  Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requestion it (the requester) and, when applicable, to:
   1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued).
   2. Certify that you are not subject to backup withholding, or
   3. Claim exemption from backup withholding if you are a U.S. exempt payee.
   In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form @-9.

For federal tax purposes, you are considered a person if you are:

● An individual who is a citizen or resident of the United States.
● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or
● Any estate (other than a foreign estate) or trust.  See Regulations sections 301.7701-6)a) and 7(a) for additional information.

Special rules for partnerships.  Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax.  Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

● The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X

AGENT'S NAME:  Energy Edge Technologies Corp.

AGENT'S ADDRESS:  1200 Route 22 East, Suite 2000
                                         Bridgewater NJ 08807

AGENT'S CONTACT PHONE #:  888-729-5722 X100

AGENT'S CELL PHONE #: 908-500-1643

AGENT'S FAX #:  866-302-2255

AGENT'S EMAIL ADDRESS: choldsworth@energyet.com

AGENT'S SOCIAL SECURITY/TAX ID#:  52-2439239

AGENT SUPERVISOR:

WHICH STATE(S) WILL BE MARKETING IN: